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                                                                     EXHIBIT 8.1

                       (O'MELVENY & MYERS LLP LETTERHEAD)


September 16, 2003


Nissan Master Owner Trust Receivables
Nissan Wholesale Receivables Corporation II
990 West 190th Street
Torrance, California 90502

         Re:      Nissan Master Owner Trust Receivables
                  Nissan Wholesale Receivables Corporation II
                  Amendment No. 1 to Registration Statement for Nos. 333-105666 and 333-105666-01

Ladies and Gentlemen:

         We have acted as special counsel to Nissan Motor Acceptance Corporation ("NMAC"), a California corporation, Nissan Wholesale Receivables Corporation II ("NWRC II"), a Delaware corporation and a wholly-owned limited purpose subsidiary of NMAC, and Nissan Master Owner Trust Receivables ("NMOTR", or the "Issuer"), a Delaware statutory trust, all of the beneficial ownership of which initially is owned by NWRC II, in connection with the proposed issuance of $2,000,000,000 aggregate principal amount of asset-backed notes (the "Notes") to be offered pursuant to the above-referenced registration statement on Form S-3 (such registration statement as amended, the "Registration Statement") relating to the Notes. The Registration Statement has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations promulgated thereunder. The Notes will be issued under and pursuant to the indenture and indenture supplement for each series, each between the Issuer and the Indenture Trustee (as defined therein). The indenture, the indenture supplement and the trust agreement in the forms filed with the Securities and Exchange Commission on September 16, 2003, as exhibits to Amendment No. 1 to the Registration Statement for Registration Nos. 333-105666 and 333-105666-01, are herein referred to as the "Indenture", the "Indenture Supplement" and the "Trust Agreement", respectively.

         In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the organizational documents of the Issuer, the forms of Indenture, Indenture Supplement and Trust Agreement included as exhibits to the Registration Statement, the forms of Notes included as exhibits to such form of Indenture Supplement, and



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September 16, 2003
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such other records, documents and certificates of the Issuer and other instruments as we have deemed necessary for the purpose of this opinion. In addition, we have assumed that each Indenture and Indenture Supplement, as completed for each series, will be duly authorized, executed and delivered by each of the respective parties thereto; and that the Notes, as completed for each series, will be duly authorized, executed and delivered substantially in the forms contemplated by the Indenture Supplement; and that the Notes for each series will be sold as described in the Registration Statement.

         The law covered by this opinion is limited to the present federal law of the United States, including relevant provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder (including proposed and temporary Treasury Regulations), and interpretations of the foregoing as expressed in court decisions, administrative determinations and the legislative history as of the date hereof. These provisions and interpretations are subject to change, which may or may not be retroactive in effect, that might result in modifications of our opinion.

         As special tax counsel to NWRC II and NMOTR, we have advised NWRC II and NMOTR with respect to certain federal income tax aspects of the proposed issuance of the Notes after the date hereof as described in the Registration Statement. Such advice has formed the basis for the description of selected federal income tax consequences for holders of the Notes that appears under the heading "Material Federal Income Tax Consequences" in the form of prospectus supplement. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Notes, but with respect to those federal income tax consequences that are discussed, in our opinion, the description is accurate.

         This opinion is furnished by us as special tax counsel for NWRC II and NMOTR and may be relied upon by you only in connection with the transactions contemplated by the Indenture, the Indenture Supplement or the Trust Agreement, as applicable. It may not be used or relied upon by you for any other purpose without our prior written consent. This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention, or any changes in laws which may hereafter occur.

         We consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the heading "Material Federal Income Tax Consequences" in the form of prospectus supplement, without admitting that we are "experts" within the meaning of the 1933 Act or the rules or regulations of the Securities and Exchange Commission thereunder, with respect to any part of the Registration Statement, including this exhibit.


                                    Respectfully submitted,


                                    /s/ O'Melveny & Myers LLP